Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the  undersigned  that the Schedule 13D filed  with the  Securities  and  Exchange  Commission  on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock,  par value  $0.001  per  share,  of  Bebe Stores,  Inc.,  a California corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below,  in accordance  with Rule 13d-1 under the  Securities  Exchange Act of 1934, as amended.  This  Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of March 4, 2016

PRENTICE CAPITAL MANAGEMENT, LP

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman
Title: CEO

PRENTICE CAPITAL LONG/SHORT EQUITY FUND, LP

By: Prentice Capital Management, LP, its Investment Manager

By:	/s/ Michael Zimmerman
Name: Michael Zimmerman
Title: CEO

/s/ Michael Zimmerman
Michael Zimmerman